Resonant Inc. Reports Fourth Quarter and Full Year 2020 Financial Results

2020 Revenues Increase Over 330% Year-over-Year to Record $3.2 Million

Murata Confirms XBAR® Performance and Moves Into Manufacturing Development Phase of Agreement

AUSTIN, Texas - March 15, 2021 --Resonant Inc. (NASDAQ: RESN), a provider of radio frequency (RF) filter solutions developed on a robust intellectual property platform, designed to connect People and Things, has provided financial results for the fourth quarter and fiscal year ended December 31, 2020.

Management Commentary
"Our revenue growth of over 330% to a record $3.2 million in 2020 is a direct result of our technology gaining traction within the smartphone, Wi-Fi, and automotive markets," said George B. Holmes, Chairman and CEO of Resonant. "Most importantly, our flagship XBAR® RF filter technology, which is ideally suited to meet the complex challenges of next-generation, ultra-fast 5G networks, continues to be validated by our strategic partner — the world's largest RF filter manufacturer. After achieving the second milestone ahead of expectations, which confirmed target performance, packaging, and initial reliability for use in mobile devices, together we are moving towards mass scale commercialization of XBAR®-based RF filters for 5G mobile networks.

"We also focused on bolstering our intellectual property portfolio, specifically focusing on our XBAR® technology, to strategically position Resonant as a leader in the much-anticipated performance of next-generation networks, as well as the unique applications the networks unlock with these next generation RF filters. The recent demonstration of a high performance, full-band 6GHz XBAR-based filter covering the entire 1200 MHz Wi-Fi bandwidth of up to 7215MHz, while rejecting potential interferers by more than 50dB without the need for material doping or ancillary components, is further proof that XBAR® should be the technology of choice for future wireless filter applications. While the imminent transition to 5G and high frequency Wi-Fi bands presents complex challenges, we believe Resonant remains the only company in the world that can provide RF filter solutions that, by design, natively meet the increasingly complex RF performance requirements for mobile and non-mobile applications.

Holmes concluded: "As we move through 2021, we expect to continue to see ramping unit shipment volumes with our existing customers as well as continued migration to agreements including significant prepaid royalties that deliver greater predictability to the ramping revenue stream. We are aggressively engaging new partners to expand the footprint of XBAR® for non-mobile applications and will begin sampling XBAR® Wi-Fi devices to non-mobile customers later this month. More than ever before, we stand in an extraordinary position to capitalize on the multi-billion-dollar 5G market and drive value for shareholders."

Recent Company Highlights

•Achieved the second 5G Mobile XBAR® RF filter milestone with the world's largest RF filter manufacturer, which confirmed target performance, packaging, and initial reliability, approving the move to the next phase of the Agreement, which focuses on building a commercial platform & high-volume manufacturing.
•Resonant's customers have shipped over 53 million units designed with the company's technology to-date. Over 6.9 million units utilizing Resonant's technology were shipped in the fourth quarter of 2020, representing an increase of over 200% from the same year-ago quarter, and a sequential increase of over 65%.
•Successfully manufactured RF filters for 5G with two additional foundry partners using a standard SAW front-end process, an industry first. This brings the total to 6 foundries capable of delivering XBAR® based filters today. The Resonant 5G RF filter was designed for the non-mobile n79 5G band, which pertains to applications such as infrastructure and automotive, among others.
•The Company's patent portfolio has continued to grow to over 300 patents filed and issued, 150 of which are related to Resonant's proprietary 5G XBAR® technology.
•Secured a high-volume 2.4 GHz Wi-Fi socket with a Tier-1 Handset OEM through our oldest customer.
•Announced existing Tier-1 filter customer commenced shipments of high-value band designs into the lucrative automotive market, which facilitated immediate billings.
•Appointed Dr. Peter Gammel, a global semiconductor industry thought leader with over 40 years of experience, to the Company's Advisory Board.
•Appointed technical thought leaders Larry Larson, PhD, Jianming Jin, PhD, Gabriel Rebeiz, PhD, and Raafat Mansour, PhD, to Advisory Board and formed Technical Committee.
•Released a new extension to its Process Monitoring Tool (PMTx), which models and measures the fabrication processes of Temperature-Compensated Surface Acoustic Wave (TC-SAW) filter technologies for both Thick SiO2 and Bonded Wafers.
•Joined the Wi-Fi Alliance, a global non-profit industry association of companies who share a vision of seamless connectivity.
Fourth Quarter and Full Year 2020 Financial Summary
•Revenue in the fourth quarter of 2020 increased 32% to $0.6 million, compared to $0.5 million in the same quarter a year-ago. Revenues in 2020 increased to a record $3.2 million, an increase of over 330% compared to revenues of $0.7 million in 2019.
•At the end of the fourth quarter of 2020, deferred revenues totaled $1.8 million.
•Research and development expenses decreased 9% to $4.8 million in the fourth quarter of 2020, compared to $5.2 million in the same quarter a year-ago. Research and development expenses were $19.5 million in 2020, compared to $18.9 million in 2019.

•Sales, marketing and administration expenses decreased 4% to $3.0 million in the fourth quarter of 2020, compared to $3.1 million in the same quarter a year-ago. Sales, marketing and administration expenses were $12.2 million in 2020, compared to $12.0 million in 2019.
•Net loss improved to $7.1 million, or $(0.13) per share, in the fourth quarter of 2020, compared to a net loss of $7.8 million, or $(0.24) per share, in the same quarter a year-ago. Net loss improved to $28.4 million, or $(0.55) per share, in 2020, compared to a net loss of $29.9 million, or $(1.02) per share, in 2019.
•Non-GAAP, adjusted EBITDA improved to $(5.5) million, or $(0.10) per share in the fourth quarter of 2020, compared to $(6.0) million or $(0.18) per share in the same quarter a year-ago. Non-GAAP, adjusted EBITDA improved to $(21.7) million, or $(0.42) per share in 2020, compared to $(23.4) million or $(0.80) per share in 2019.
•As of December 31, 2020, Resonant had cash and cash equivalents of approximately $25.0 million, which included $11.0 million of net proceeds from sales of equity under the Company's at-the-market (ATM) program.

Conference Call and Webcast
Date: Monday March 15, 2021
Time: 5:30 a.m. Pacific standard time (8:30 a.m. Eastern standard time)
U.S. Dial-In: 1-877-423-9813
International Dial-In: 1-201-689-8573
Conference ID: 13716710
Webcast: RESN Q4 2020 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through April 15, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13716710. A webcast will also be available for 30 days on the IR section of the Resonant website or by clicking here: RESN Q4 2020 Webcast

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) design software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:
•Resonant Corporate Video
•ISN and XBAR: Speeding the Transition to 5G
•Infinite Synthesized Networks, ISN Explained
•What is an RF Filter?
•RF Filter Innovation
•Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Design Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools and the markets they serve, the timing and amount of future unit shipments and revenues, the increased use of agreements with prepaid royalties, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
(949) 546-6326
RESN@mzgroup.us

Resonant Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$24,968	$10,688
Other current assets	719	453
TOTAL CURRENT ASSETS	25,687	11,141
PROPERTY AND EQUIPMENT, NET	1,583	1,885
TOTAL NONCURRENT ASSETS	5,460	5,121
TOTAL ASSETS	$32,730	$18,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,401	$3,989
Other current liabilities	2,450	2,343
TOTAL CURRENT LIABILITIES	5,851	6,332
TOTAL LONG-TERM LIABILITIES	1,826	2,059
STOCKHOLDERS’ EQUITY
Common stock	59	33
Additional paid-in capital	175,813	132,214
Accumulated other comprehensive income	87	1
Accumulated deficit	(150,906)	(122,492)
TOTAL STOCKHOLDERS’ EQUITY	25,053	9,756

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,730	$18,147

Resonant Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended (Unaudited)			Year Ended (Audited)
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
REVENUE	$607	$1,405	$459	$3,160	$735
OPERATING EXPENSES
Research and development	4,757	4,413	5,226	19,477	18,854
Sales, marketing and administration	2,980	3,055	3,109	12,150	12,040
TOTAL OPERATING EXPENSES	7,737	7,468	8,335	31,627	30,894
OPERATING LOSS	(7,130)	(6,063)	(7,876)	(28,467)	(30,159)
OTHER INCOME (EXPENSE)
Interest and investment income	1	1	33	66	253
Other expense	(2)	(1)	(5)	(12)	(21)
TOTAL OTHER INCOME (EXPENSE)	(1)	—	28	54	232
LOSS BEFORE INCOME TAXES	(7,131)	(6,063)	(7,848)	(28,413)	(29,927)
Provision for income taxes	—	—	—	1	1
NET LOSS	$(7,131)	$(6,063)	$(7,848)	$(28,414)	$(29,928)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.13)	$(0.11)	$(0.24)	$(0.55)	$(1.02)
Weighted average shares outstanding — basic and diluted	54,976,249	53,243,854	32,747,090	51,254,329	29,409,776

Resonant Inc.
Reconciliation of Non-GAAP Information
(Unaudited)
(in thousands, except per share data)

	Three Months Ended (Unaudited)			Year Ended (Audited)
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net loss (GAAP)	$(7,131)	$(6,063)	$(7,848)	$(28,414)	$(29,928)
Adjust for the following items:
Interest, net	—	(1)	(33)	(65)	(253)
R&D Stock Compensation	590	645	797	2,753	2,823
SM&A Stock Compensation	771	828	809	3,071	2,983
R&D Depreciation and amortization	208	193	199	811	788
SM&A Depreciation and amortization	47	45	51	189	197
Income taxes	—	—	—	1	1
Adjusted EBITDA (non-GAAP)	$(5,515)	$(4,353)	$(6,025)	$(21,654)	$(23,389)
NET EBITDA PER SHARE – BASIC AND DILUTED (non-GAAP)	$(0.10)	$(0.08)	$(0.18)	$(0.42)	$(0.80)
Weighted average shares outstanding — basic and diluted	54,976,249	53,243,854	32,747,090	51,254,329	29,409,776